Exhibit 99.2

Curis Announces Pricing of Public Offering of Common Stock

LEXINGTON, Mass., September 14, 2017 (GLOBE NEWSWIRE) — Curis, Inc. (NASDAQ: CRIS), a biotechnology company, today announced the pricing of an underwritten public offering of 20,000,000 shares of its common stock (the “Offering”). The Offering is expected to close on or about September 18, 2017, subject to customary closing conditions.

Robert W. Baird & Co. Incorporated (“Baird”) is acting as the sole underwriter for the Offering. Curis has granted Baird a 30-day option to purchase up to an additional 3,000,000 shares of common stock sold in the Offering, on the same terms and conditions.

Curis intends to use the net proceeds from the Offering, together with its existing cash and investments, to continue development of CUDC-907, as well as CA-170, CA-327 and CA-4948 in collaboration with Aurigene Discovery Technologies Limited (“Aurigene”), and any additional product candidates for which it exercises its option to exclusively in-license from Aurigene, to fund potential acquisitions of new business, technologies or products that it believes will complement or expand its business, and for general working capital and capital expenditures.

The securities in the Offering are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-205460) that was filed with the United States Securities and Exchange Commission (“SEC”) on July 2, 2015, and declared effective by the SEC on September 2, 2015. A final prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting Robert W. Baird & Co. Incorporated, Attn: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Telephone: (800) 792-2473, Email: syndicate@rwbaird.com.

The securities described above have not been qualified under any state blue sky laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Curis

Curis is a biotechnology company focused on the development and commercialization of innovative and effective drug candidates for the treatment of human cancers, including CUDC-907, which is being investigated in clinical studies in patients with lymphomas and solid tumors. Curis is also engaged in a broad collaboration with Aurigene in the areas of immuno-oncology and precision oncology. As part of this collaboration, Curis has exclusive licenses to oral small molecule antagonists of the PD1 and VISTA pathways, including PDL1/VISTA antagonist CA-170, and oral small molecule antagonists of the PD1 and TIM3 pathways, including PDL1/TIM3 antagonist CA-327, as well as to molecules designed to inhibit the IRAK4 kinase, including CA-4948. CA-170 is currently undergoing testing in a Phase 1 trial in patients with advanced solid tumors and lymphomas. Curis is also party to a collaboration with Genentech, a member of the Roche Group, under which Genentech and Roche are commercializing Erivedge® for the treatment of advanced basal cell carcinoma, and are further developing Erivedge in myelofibrosis.

Forward-Looking Statements:

Any statements in this press release about future expectations, plans and prospects for Curis, Inc., including statements about the anticipated closings of Curis’s public offering and side-by-side private placement, anticipated use of proceeds from the Offering, and plans and prospects for Curis and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering and side-by-side private placement on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in Curis’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017 under the heading “Risk Factors” and in other filings that Curis periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent Curis’s views as of the date hereof. Curis anticipates that subsequent events and developments will cause Curis’s views to change. However, while Curis may elect to update these forward-looking statements at some point in the future, Curis specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Curis’s views as of any date subsequent to the date hereof.

For More Information:

James E. Dentzer

Chief Financial Officer & Chief Administrative Officer

Curis, Inc.

(617) 503-6500

jdentzer@curis.com

Media Contact

David Schull

Russo Partners

(212) 845-4271